                                                             Exhibit 99.B(p)(25)

WELLS CAPITAL MANAGEMENT

[GRAPHIC]


                                 CODE OF ETHICS
                   POLICY ON PERSONAL SECURITIES TRANSACTIONS
                                       AND
                                 INSIDER TRADING


                                   -   BE ETHICAL
                                   -   ACT PROFESSIONALLY
                                   -   IMPROVE COMPETENCY
                                   -   EXERCISE INDEPENDENT JUDGMENT


                                  Version 4.05

                                TABLE OF CONTENTS

I INTRODUCTION                                                                 3

  I.1 CODE OF ETHICS                                                           3
  I.2 "ACCESS PERSONS"                                                         3
  I.3 "BENEFICIAL OWNERSHIP"                                                   3

II  PENALTIES                                                                  4

  II.1 VIOLATIONS OF THE CODE                                                  4
  II.2 PENALTIES                                                               4
  II.3 DISMISSAL AND/OR REFERRAL TO AUTHORITIES                                5

III EMPLOYEE TRADE PROCEDURES                                                  5

  III.1 PRE-CLEARANCE                                                          5
  III.2 TRADE REPORTS                                                          6
  III.3 PERSONAL SECURITIES TRANSACTIONS- EQUITY FUND MANAGERS                 6
  III.4 POST-REVIEW                                                            7
  III.5 PRE-CLEARANCE AND REPORTING REQUIREMENTS                               7
  III.6 CONFIDENTIALITY                                                        8
  III.7 ACKNOWLEDGEMENT OR BROKERAGE ACCOUNTS                                  8
  III.8 INITIAL AND ANNUAL HOLDINGS REPORT                                     8

IV  RESTRICTIONS                                                               9

  IV.1 RESTRICTED SECURITIES                                                   9
  IV.2 SHORT-TERM TRADING PROFITS (60 DAY TRADING RULE)                       10
  IV.3 BLACKOUT PERIODS                                                       10
  IV.4 INSIDER TRADING                                                        10
  IV.5 MARKET TIMING                                                          11
  IV.6 INDEPENDENT RESEARCH                                                   11
  IV.7 GIFTS AND HOSPITALITY                                                  11
  IV.8 DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT                             11
  IV.9 PURCHASES AND SALES OF SECURITIES ISSUED BY WELLS FARGO                11
  IV.10 WELLS FARGO MUTUAL FUNDS                                              12

V   REGULATORY REQUIREMENTS                                                   12

  V.1 INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT COMPANY ACT OF 1940      12
  V.2 REGULATORY CENSURES                                                     12

VI  ACKNOWLEDGMENT AND CERTIFICATION                                          14

VII FREQUENTLY ASKED QUESTIONS (FAQs)                                         15

                                                                      APRIL 2005

I INTRODUCTION

I.1 CODE OF ETHICS

Wells Capital Management (Wells Capital), as a registered investment adviser, has an obligation to maintain a policy governing personal securities transactions and insider trading by its officers and employees. This Code of Ethics and Policy on Personal Securities Transactions and Insider Trader ("Code") is adopted under Rule 17j-1 of the Investment Company Act and Section 204A-1 of the Investment Advisers Act. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between Wells Capital and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of Wells Capital.

In addition to the Code, please refer to the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics applicable to all Wells Fargo employees.

Acknowledgement of, and compliance with, this Code is a condition of employment. A copy of the Code and applicable forms are available on Wells Capital's intranet site: capzone.wellsfargo.com.

As an employee, you must-
     -    Be ethical
     -    Act professionally
     -    Improve competency
     -    Exercise independent judgment

To avoid conflicts of interest, Wells Capital employees, officers and directors are required to disclose to Compliance Group all pertinent information related to brokerage accounts, outside business activities, gifts received from clients/vendors and other Code related information.

I.2 "ACCESS PERSONS"

For purposes of this Code, all employees, officers and directors of Wells Capital (including independent contractors, when appropriate) are considered to be "Access Persons" and subject as a result to the policies and procedures set out in this Code. The list of Access Persons will be updated each quarter.

I.3 "BENEFICIAL OWNERSHIP"

Personal securities transaction reports must include all accounts in which you have a beneficial interest and over which you exert direct or indirect control, including

-    accounts of immediate family members in the same household; and
- any other account, including but not limited to those of relatives and friends, over which you exercise investment discretion.

Direct and indirect control and beneficial interest may be further construed to include accounts for which an Access Person is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.

II PENALTIES

II.1 VIOLATIONS OF THE CODE

The firm's Chief Compliance Officer will report violations of the Code monthly to the President. Each Access Person must immediately report to the Chief Compliance Officer any known or reasonably suspected violations of this Code of which he or she becomes aware.

II.2 Penalties

Penalties for violation of this Code may be imposed on Access Persons as follows:

-    MINOR OFFENSES-
     -    First minor offense - Verbal warning;
     -    Second minor offense - Written notice;
     - Third minor offense - $1,000.00 fine to be donated to the Access Person's or charity of choice*.

Minor offenses include the following: failure or late submissions of quarterly trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request trade pre-clearance, and conflicting pre-clear request dates versus actual trade dates.

-    SUBSTANTIVE OFFENSES-
     -    First substantive offense - Written notice;
     - Second substantive offense - $1,000 or disgorgement of profits (whichever is greater) to be donated to the Access Person's charity of choice*;
     - Third substantive offense - $5000 fine or disgorgement of profits (whichever is greater) to be donated to the Access Person's charity of choice* or termination of employment and/or referral to authorities.

Substantive offenses include the following: unauthorized purchase/sale of restricted securities outlined in the Code, violations of seven-day blackouts and short-term trading for profit (60-day rule).

The number of offenses is determined by the cumulative count over a 12 month period.

-    SERIOUS OFFENSES-
     A Fund Manager trading with insider information and/or "front running" a client or fund that he/she manages is considered a "serious offense". Wells Capital will take appropriate steps that may include termination of employment and referral to governmental authorities for prosecution.

Wells Capital may deviate from the penalties listed in the Code where senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of that case. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code of Ethics files.

* The fines will be made payable to the Access Person's charity of choice (reasonably acceptable to Wells Fargo) and turned over to Wells Capital, which in turn will mail the donation check on behalf of the Access Person.

II.3 DISMISSAL AND/OR REFERRAL TO AUTHORITIES

REPEATED VIOLATIONS of the Code may result in dismissal. In addition, a violation of the law, such as fraud or insider trading, will result in immediate dismissal and referral to authorities.

The firm's Chief Compliance Officer will report all Code violations to the Wells Fargo Funds Boards of Trustees quarterly.

III EMPLOYEE TRADE PROCEDURES

III.1 PRE-CLEARANCE

- ALL Access Persons in the firm must their pre-clear personal transactions in the securities specified in Section III.5.
- All pre-clearance requests (requests for prior approval) must be submitted via ELECTRONIC MAIL to WELLSCAP RISK MGT in the Global Address List. This will allow anyone in the Compliance group to pre-clear requests at all times. Responses will be sent back via electronic mail. Exceptions will be made ONLY for telephone requests from Access Persons who are out of the office on business or on vacation. It is the responsibility of the Access Person to ensure that Compliance receives pre-clearance requests. If it appears that E-mail is down, please contact anyone from the Compliance group directly.
- AT A MINIMUM, indicate the following information on your pre-clearance request -
     (a)  Transaction Type: BUY or SELL
     (b) SECURITY NAME (INCLUDE COUPON RATE AND MATURITY DATE FOR FIXED INCOME SECURITIES) AND TICKER or CUSIP
     (c)  Security Type: COMMON STOCK, OPTIONS, or BONDS
     (d)  # OF SHARES AND ACCOUNT NUMBER
- Telephone requests from beneficial account holders outside the firm will be accepted. Responses to requests will be forwarded to the Access Person via electronic mail.
- Requests may be submitted from 7:00 AM (PACIFIC) UNTIL AN HOUR BEFORE THE MARKET CLOSES FOR THE DAY. Barring any problems with systems access (i.e., SEI, Advent/Moxy), responses will be made no later than one hour from receipt of the request.
-    Pre-cleared trades are VALID FOR SAME DAY TRADES ONLY. No exceptions.
- Pre-clearance does not eliminate the possibility of a potential conflict appearing after the execution of an employee trade. Trades will be screened for blackout violations and other conflicts, but quarter end review of each personal trade may reveal conflicts which the pre-clearance process was unable to detect.
- The use of the electronic mail system ensures that each report is date-stamped, and it is the responsibility of each Access Person to ensure that the report has been received by Wells Capital Compliance.

CERTAIN PERSONAL SECURITIES TRANSACTIONS SHOULD BE REPORTED WHETHER PRE-CLEARED OR NOT (SEE SECTION III.5 FOR DETAILS).

III.2 TRADE REPORTS

- Quarterly Trade Reports which list personal securities transactions for the quarter must be submitted by Access Persons NO LATER THAN THE 30TH DAY AFTER THE END OF EACH CALENDAR QUARTER. This 30-day deadline is a FEDERAL REQUIREMENT and includes weekends and holidays. If the 30TH day falls on a weekend or a holiday, the report is due the business day IMMEDIATELY PRECEDING this deadline.
- Quarterly Trade Reports must be submitted using the Quarterly Trade Report form to Wells Capital Compliance, either via email (to Wellscap Risk Mgt) or via MAC (A0103-101). IF THERE ARE NO ACTIVITIES FOR THE QUARTER, A REPORT INDICATING SUCH IS STILL REQUIRED TO BE SUBMITTED.
- Wells Capital requires duplicate copies of trades confirms and monthly or quarterly brokerage account statements to be forwarded to Compliance. If your broker is unable to directly send duplicate copies, please inform Compliance in writing. Use the REQUEST FOR DUPLICATE CONFIRMS form to submit your request to your brokers (with a cc to Wells Capital Compliance).
- When opening or closing brokerage accounts, please notify Compliance in writing (quarterly) by using the ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS form.

Forms relating to the Code of Ethics are available in Wellscap's intranet site: capzone. wellsfargo.com.

III.3 PERSONAL SECURITIES TRANSACTIONS - EQUITY FUND MANAGERS

In addition to pre-clearance by the Compliance Group, prior approval must be obtained from the Chief Compliance Officer if an equity Fund Manager requests to sell a security in his/her personal account when:

- The same security is held in the equity fund that is directly managed by the Fund Manager; or

- The Fund Manager is purchasing the same security for an equity fund for which he/she makes investment decisions.

Wells Capital Compliance will review pre-clearance requests for purchases and sales of securities that are common between personal holdings and equity fund holdings directly managed by the Fund Manager. Pre-clearance trades will be screened for blackout violations, front-running, other conflicts/trends, and quarter-end review of any 60-day rule violations.

III.4 POST-REVIEW

Wells Capital Compliance will match any broker confirms/statements received to pre-clearance requests. Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

Access Person transactions will also be screened for the following:
- SAME DAY TRADES: Transaction occurring on the same day as the purchase or sale of the same security in a managed account.
- 7-DAY BLACKOUT PERIOD: Transaction up to and including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec IV.3 of the Code (For non-S&P500 securities).
- SHORT-TERM TRADING PROFITS: The purchase and sale, and short sale and purchase of the same security (including Wells Fargo mutual funds and other mutual funds subadvised by Wells Capital; excluding money market funds) within 60 days resulting in a net profit. Access persons are responsible for ensuring that the 60-day rule is observed when sale requests are made for securities previously purchased, or vice versa.

OTHER POTENTIAL CONFLICTS: Certain transactions may also be deemed in conflict with the Code and will warrant additional review, depending on the facts and circumstances of the transaction.

III.5 PRE-CLEARANCE AND REPORTING REQUIREMENTS

The table below indicates pre-clearance and reporting requirements. Requirements for all other security type transactions must be checked with Compliance.

                                                                           QTRLY
SECURITY TYPE                                            PRE-CLEARANCE     REPORTING
-------------                                            -------------     ---------
Equity transactions (1)                                  Yes               Yes
Fixed Inc transactions                                   Yes               Yes
Wells Fargo stock(4)                                     No                Yes
Open-end non-proprietary MF                              No                No
Wells Fargo MF and MF sub-advised by Wells Capital (2)   No                Yes
Close-end MF                                             Yes               Yes
Exchged traded index fd                                  No                No
US Tsy/Agencies                                          No                No
Short term/cash equiv.                                   No                No
SPP/DRIPs                                                No                Yes
Employee 401K (3)                                        No                Yes
Private funds managed by Wells Cap                       No                Yes

(1)INCLUDING OPTIONS.
(2)REPORTING EXCLUDES MONEY MARKET FUNDS.
(3)REQUIRES ONLY REPORTING CHANGES IN INVESTMENT OPTIONS
(4)EXCLUDING 401K PLANS.

III.6 CONFIDENTIALITY

All reports of personal securities transactions, holdings and any other information filed pursuant to this Code will be kept CONFIDENTIAL, provided, however that such information is also subject to review by appropriate Wells Capital personnel (Compliance and/or Senior Management) and legal counsel. Such information will also be provided to the Securities and Exchange Commission ("SEC") or other government authority when properly requested or pursuant to a court order.

III.7 ACKNOWLEDGEMENT OF BROKERAGE ACCOUNTS

All Access Persons are required to submit a list of all brokerage accounts as required by the Code at the time of hire. In addition, Access Persons are responsible for ensuring that any newly opened or closed accounts are communicated to Compliance by the end of the quarter. For reporting purposes, complete the ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS form.

III.8 INITIAL AND ANNUAL HOLDINGS REPORT

All Access Persons are required to report all activity in their brokerage accounts and a statement of holdings (subject to Code requirements) within 10 days of initial employment and annually. A broker statement will suffice in lieu of a separate initial or annual holdings report. The Access Person is responsible for ensuring that Compliance receives duplicate copies of statements and/or confirms if those are sent directly by the brokers.

IV RESTRICTIONS

The following are Wells Capital's restrictions on personal trading:

IV.1 RESTRICTED SECURITIES

 RESTRICTED SECURITIES

 SECURITY TYPE                                           PURCHASE                                SALE
 -----------------------------------------------------------------------------------------------------------------------
 A.  S&P500 stocks                          PERMITTED                               PERMITTED,
                                            -   Subject to same day blackout        SUBJECT TO FOLLOWING
                                                during execution of client trades   -   One-day blackout during
                                                (except index program trades).          execution of client trades
                                                MUST PRE-CLEAR.                         (except program trades). MUST
                                                                                        PRE-CLEAR.
                                                                                    -   For equity fund manager,
                                                                                        approval is required. Refer to
                                                                                        Section III.3.

 B.  Any security not included in the       PERMITTED                               PERMITTED, subject to the following:
     S&P500 above                           -   Subject to pre-clearance            -   Pre-clearance requirements.
                                                requirements.                       -   For equity fund manager,
                                                                                        approval is required. Refer to
                                                                                        Section III.3.

 C.  Automatic investment programs or       PERMITTED                               PERMITTED
     direct stock purchase plans            -   Subject to Code of Ethics           -   Subject to Code of Ethics
                                                reporting requirements.                 preclearance requirements.

 D.  Initial Public Offerings (IPOs)        PROHIBITED                              PERMITTED, only.
     (An IPO is corporation's                                                       -   If security held prior to Wells
     first offering of a security                                                       Capital employment and/or
     representing shares of the company                                                 version 9.99 of the Code,
     to the public)                                                                     sales subject to pre-clearance
                                                                                        requirements.

 E.  Private Placements                     -   Private placements issued by a      -   Private placements issued by a
     (A private placement is an offer           client are prohibited. All other        client are prohibited. All other
     or sale of any security by a               private placements must be              private placements must be
     brokerage firm not involving a             approved and reviewed by                approved and reviewed by
     public offering, for example, a            Compliance and the Chief                Compliance and the Chief
     venture capital deal)                      Investment Officer/ President.          Investment Officer/ President.

 G.  Options (other than employee           PROHIBITED                              PROHIBITED
     stock options), puts, calls, short
     sales, futures contracts or other
     similar transactions involving
     securities issued by Wells Fargo &
     Company

IV.2 SHORT-TERM TRADING PROFITS (60 DAY TRADING RULE)

The purchase and sale, and the short sale and purchase, of the same security (including Wells Fargo mutual funds and other mutual funds subadvised by Wells Capital; excluding money market funds) within 60 calendar days and at a profit are PROHIBITED.
     -    This restriction applies without regard to tax lot considerations;
     - Exercised options are not restricted, however, purchases and sales of options occurring within 60 days resulting in profits are PROHIBITED;
     - Exceptions require advance written approval from the firm's Chief Compliance Officer (or designee).

Profits from any sale before the 60-day period expires may require disgorgement. Please refer to "Penalties", section II of this Code, for additional details.

IV.3 BLACKOUT PERIODS

For securities in the S&P 500 stocks, a one-day firm-wide blackout will apply if the issue is being traded on behalf of a client at the time the pre-clear request is made. The blackout will not apply to trades of securities held within the Wells Capital-managed Index funds.

All other issues are subject to a seven-day firm-wide blackout period if traded on behalf of Wells Capital-managed funds (Mutual funds, DIFs, Collectives).

Blackout periods apply to both buy and sell transactions.

IV.4 INSIDER TRADING

Wells Capital considers information MATERIAL if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered NON-PUBLIC when it has not been disseminated in a manner making it available to investors generally. Information becomes PUBLIC once it is publicly disseminated; limited disclosure does not make the information public (e.g., disclosure by an insider to a select group of persons).

The law generally defines INSIDER TRADING as the buying or selling of a security, in breach of fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. INSIDER TRADING IS A VIOLATION OF FEDERAL SECURITIES LAWS, punishable by a maximum prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for the firm.

TIPPING of material, non-public information is PROHIBITED. An Access Person cannot trade, either personally or on behalf of others, while in possession of such information.

FRONT-RUNNING/SCALPING involves trading on the basis of non-public information regarding impending market transactions.

- Trading ahead of, or "front-running," a client or Wells Fargo mutual fund order in the same security; or
- Taking a position in stock index futures or options contracts prior to buying or selling a block or securities for a client or proprietary mutual fund account (i.e., self-front running).

SCALPING occurs when an Access Person purchases shares of a security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following execution of the recommendation.

IV.5 MARKET TIMING

Wells Capital Management prohibits late trading and does not engage in market timing when trading in mutual fund shares on behalf of its clients.

IV.6 INDEPENDENT RESEARCH

Wells Capital research analysts perform independent credit analysis of issuers and submit the approved issuers to the Credit Committee for approval. The approved list of securities is available for all Fund Managers for their determination of suitability on investments for accounts they manage.

Compensation of Wells Capital's research analysts is not tied to any business or revenue generated by Wells Capital.

IV.7 GIFTS AND HOSPITALITY

Wells Capital, as a policy, follows Wells Fargo Bank's policy regarding gifts and hospitality. Please refer to WFB Employee Handbook for requirements.

IV.8 DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT

Wells Capital, as a policy, follows Wells Fargo & Company's policy regarding directorships and other outside employment. Please refer to the Handbook for Wells Fargo Team Members.

IV.9 PURCHASES AND SALES OF SECURITIES ISSUED BY WELLS FARGO

Wells Capital follows Wells Fargo & Company's policy regarding securities issued by Wells Fargo & Company. No preclearance is required for securities issued by Wells Fargo & Company; however, quarterly reporting of purchases and sales of such securities is required.

Investments in Wells Fargo options (other than employee stock options), puts, calls, short sales, futures contracts or other similar transactions involving securities issued by Wells Fargo & Company are prohibited.

IV.10 WELLS FARGO MUTUAL FUNDS

MUTUAL FUND HOLDINGS

Access Persons are required to report Wells Fargo mutual fund holdings and other mutual funds subadvised by Wells Capital.

MUTUAL FUND TRANSACTIONS
On a quarterly basis, Access Persons are required to report any purchases or sales of Wells Fargo mutual funds and other mutual funds subadvised by Wells Capital. Money market funds are excluded from quarterly reporting.

EMPLOYEE 401K PLANS

Access Persons are required to report investment option changes for their own and spouse 401K plans.

60 DAYS HOLDING PERIOD

Access Persons are required to hold Wells Fargo mutual funds and other mutual funds subadvised by Wells Capital for 60 days. Money market funds are excluded.

V REGULATORY REQUIREMENTS

V.I INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT COMPANY ACT OF 1940

The SEC considers it a violation of general antifraud provisions of federal securities laws whenever an adviser, such as Wells Capital, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary with responsibility for client assets, Wells Capital cannot engage in activities which would result in conflicts of interests (for example, "front-running," scalping, or favoring proprietary accounts over those of the clients').

V.2 REGULATORY CENSURES

THE SEC CAN CENSURE, PLACE LIMITATIONS ON THE ACTIVITIES, FUNCTIONS, OR OPERATIONS OF, SUSPEND FOR A PERIOD NOT EXCEEDING TWELVE MONTHS, OR EVEN REVOKE THE REGISTRATION OF ANY INVESTMENT ADVISER BASED ON A:

- Failure reasonably to supervise, with a view to preventing violations of the provisions of the federal securities laws, an employee or a supervised person who commits such a violation.
- However, no supervisor or manager shall be deemed to have failed reasonably to supervise any person, if
     (a) there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person and
     (b) such supervisor or manager has reasonably discharged the duties and obligations incumbent upon him/her by reason of such procedures and systems without reasonable cause to believe that such procedures and system were not being complied with.

VI ACKNOWLEDGMENT AND CERTIFICATION

I certify that I have received, read, understood and recognize that I am subject to Wells Capital Management's CODE OF ETHICS AND POLICY ON PERSONAL SECURITIES TRANSACTIONS AND INSIDER TRADING. This Code is in addition to Wells Fargo & Company's policy on BUSINESS CONDUCT AND ETHICS applicable to all employees, as outlined in the Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Wells Capital Management Code, I certify that I will not:

Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permitted by the Code;

Employ any device, scheme or artifice to defraud Wells Fargo, Wells Capital Management, or any company;

Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo, Wells Capital Management or any company; or

Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

Engage in any manipulative practice with respect to Wells Fargo, Wells Capital Management or any company;

Trade on inside information;

Trade ahead of or front-run any transactions for Wells Capital managed accounts;

Trade without obtaining the necessary pre-clearance.

I understand that it is a violation of the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

1 understand that, as an employee of Wells Capital Management, it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts quarterly.

Any exceptions, where applicable, are noted as follows:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________



-----------------------------                             ----------------------
Signature                                                 Date


-----------------------------
NAME (Print)

THE ACKNOWLEDGMENT AND CERTIFICATION FORM IS DUE 10 DAYS FROM DATE OF RECEIPT. SIGNED COPIES MUST BE SUBMITTED TO WELLS CAPITAL COMPLIANCE, MAC A0103-101.

VII FREQUENTLY ASKED QUESTIONS (FAQs)

     1. Who should I submit pre-clearance requests to, what is the minimum information required, and what are the hours for submission of requests?

          PRE-CLEARANCE REQUESTS SHOULD BE SUBMITTED, VIA EMAIL, TO WELLSCAP RISK MGT, IN THE GLOBAL ADDRESS LIST. THIS ENSURES THAT SOMEONE IN THE COMPLIANCE GROUP CAN PROCESS THE REQUEST AT ALL TIMES. FOR SPECIFIC QUESTIONS OR CONCERNS REGARDING THE CODE, YOU MAY DIRECT YOUR INQUIRIES TO MONICA POON, OUR CHIEF COMPLIANCE Officer
          (poonmo@wellscap.com or 415/396-7016)

          AT A MINIMUM, INDICATE WHETHER THE REQUEST IS FOR A BUY OR SELL AND INCLUDE THE NAME AND TICKER SYMBOL OF THE SECURITY/SECURITIES.

          REQUESTS CAN BE SUBMITTED BEGINNING 7:00 AM (PACIFIC) AND NO LATER THAN AN HOUR BEFORE THE CLOSE OF THE EQUITY MARKETS. PRE-CLEARED REQUESTS ARE ONLY GOOD FOR THE DAY.

     2.   What is the submission deadline for Quarterly Trade Report?

          QUARTERLY TRADE REPORTS ARE DUE 30 CALENDAR DAYS AFTER THE END OF EACH QUARTER. IF THE 30TH DAY FALLS ON A WEEKEND OR A HOLIDAY, THE REPORT IS DUE THE BUSINESS DAY PRECEDING THE WEEKEND OR THE HOLIDAY. THE 30-DAY DEADLINE IS A REGULATORY REQUIREMENT. ACCESS PERSONS CAN ALSO COMPLETE AND SUBMIT THE TRADE REPORT TO COMPLIANCE WHEN THE TRADE IS EXECUTED WITHOUT WAITING FOR QUARTER END TO ENSURE TIMELY SUBMISSION.

     3. Why are duplicate copies of confirms and statements submitted to Compliance? Would the Quarterly Report and pre-clear requests suffice?

          THIS IS A REGULATORY REQUIREMENT FROM A REPORT ISSUED BY THE SEC'S DIVISION OF INVESTMENT MANAGEMENT (IM). THE IM REPORT, AMONG OTHER THINGS, ENLISTED THE NASD TO ADOPT A RULE REQUIRING ITS MEMBERS TO NOTIFY A FUND OR AN INVESTMENT ADVISER WHENEVER AN ACCESS PERSON OPENS AN ACCOUNT WITH AN NASD-MEMBER BROKER. UPON REQUEST OF THE FUND OR ADVISER, THE MEMBER BROKER IS REQUIRED TO TRANSMIT DUPLICATE COPIES OF THE ACCESS PERSON'S TRADE CONFIRMS AND ACCOUNT STATEMENTS.

     4. Why is a Quarterly Trade Report required if duplicate confirms or statements are already received from brokers?

          WELLS CAP AS INVESTMENT ADVISER IS REQUIRED TO OBTAIN PERSONAL SECURITIES TRANSACTION INFORMATION FROM AND ACCESS PERSONS. IN ORDER TO ENSURE COMPLIANCE WITH THE LAW, OUR POLICY REQUIRES ACCESS PERSONS TO COMPLETE THE QUARTERLY REPORTS IN CASE THAT WELLS CAPITAL HAVE NOT RECEIVED YOUR BROKERS' STATEMENT OR CONFIRMATIONS TIMELY. ACCESS PERSONS DO NOT NEED TO COMPLETE A QUARTERLY TRADE REPORT IF: 1) THE ACCESS PERSON PROVIDES A WEBSITE PRINTOUT OF TRANSACTION HISTORY FROM THE BROKER OR 2) THE ACCESS PERSON CONFIRMS WITH COMPLIANCE EVERY QUARTER THAT WE HAVE YOUR BROKER STATEMENTS WITHIN 30 DAYS AFTER QUARTER END.

     5.   What is the 60-day rule and is it a regulatory requirement?

          THE 60-DAY RULE PROHIBITS ACCESS PERSONS FROM PROFITING FROM THE PURCHASE AND SALE, AND SHORT SALE AND PURCHASE, OF THE SAME SECURITIES WITHIN 60-DAYS.

          THIS IS NOT AN SEC REQUIREMENT BUT A TASKFORCE GUIDELINE INSTITUTED BY THE INVESTMENT COMPANY INSTITUTE (ICI), THE SELF-REGULATING ORGANIZATION FOR THE MUTUAL FUND INDUSTRY. SIMILARLY, AIMR ALSO HAS RECOMMENDED RESTRICTIONS ALONG THE SAME LINES. BECAUSE THE MUTUAL FUND BOARD APPROVES OUR CODE OF ETHICS AND EXPECTS US TO FOLLOW THE TASKFORCE GUIDELINES FROM THE ICI/AIMR, WE ARE CLOSELY BOUND BY THOSE RESTRICTIONS.

     6.   What is the pre-clearance policy on option transactions?

          PURCHASE AND SALES OF OPTION CONTRACTS ARE SUBJECT TO THE PRE-CLEARANCE REQUIREMENTS. WHEN APPROVED OPTIONS ARE EXERCISED AUTOMATICALLY (I.E. ACCESS PERSONS HAVE NO CONTROL OVER WHEN THE OPTIONS ARE EXERCISED), PRE-CLEARANCE IS NOT REQUIRED. HOWEVER, IF THE ACCESS PERSONS CHOOSES TO EXERCISE THE OPTIONS, PRE-CLEARANCE IS REQUIRED AND WILL BE APPROVED ON A CASE-BY CASE BASIS. THE OBJECTIVE IS TO AVOID ANY APPEARANCE OF CONFLICTS OF INTEREST, ESPECIALLY IN INSTANCES WHEN THE SAME SECURITY IS BEING EXECUTED FOR MANAGED FUNDS.

     7. What types of trust accounts does an Access Person need to report and pre-clear?

          ALL ACCESS PERSONS MUST REPORT SECURITIES FOR THE FOLLOWING TYPES OF TRUST ACCOUNTS (NOTE: ACCESS PERSONS MUST ALSO PRE-CLEAR SECURITIES FOR THE ACCOUNT TYPES LISTED BELOW.):

          A. A TRUST ACCOUNT FOR WHICH THEACCESS PERSON IS A TRUSTEE, OR BENEFICIARY AND HAS BOTH INVESTMENT CONTROL AND A PECUNIARY INTEREST;

          B. A TRUST ACCOUNT FOR WHICH THE ACCESS PERSON IS A TRUSTEE THAT HAS INVESTMENT CONTROL AND AT LEAST ONE BENEFICIARY OF THE TRUST IS THE TRUSTEE'S IMMEDIATE FAMILY MEMBER (WHETHER THEY LIVE WITH THE TRUSTEE OR NOT);

          C. A TRUST ACCOUNT FOR WHICH THE ACCESS PERSON IS A TRUSTEE THAT RECEIVES A PERFORMANCE-RELATED FEE FROM THE TRUST;

          D. A TRUST ACCOUNT FOR WHICH THE ACCESS PERSON IS A SETTLOR THAT HAS BOTH THE POWER TO REVOKE THE TRUST WITHOUT THE CONSENT OF ANOTHER PERSON AND INVESTMENT CONTROL.

          NOTE: ACCESS PERSONS DO NOT NEED TO REPORT THE FOLLOWING:

          (1) A TRUST ACCOUNT FOR WHICH THE ACCESS PERSON IS A TRUSTEE THAT HAS INVESTMENT CONTROL BUT NEITHER THE TRUSTEE NOR THE TRUSTEE'S IMMEDIATE FAMILY MEMBER (WHETHER THEY LIVE WITH THE TRUSTEE OR
               NOT) HAS ANY PECUNIARY INTEREST;

          (2) A TRUST ACCOUNT FOR WHICH THE ACCESS PERSON IS A BENEFICIARY OR A SETTLOR THAT DOES NOT EXERCISE OR SHARE INVESTMENT CONTROL (INCLUDING A BLIND TRUST).

     8. If an Access Person has a financial planner or consultant who has investment control over his/her accounts; does he/she need to report such accounts? Does the Access Person'sfinancial planner or consultant need to pre-clear?

          YES, BECAUSE THE ACCESS PERSON CAN DIRECTLY OR INDIRECTLY INFLUENCE OR CONTROL THE BUYING OR SELLING OF SECURITIES IN SUCH ACCOUNTS. YES, IN CASES WHERE THE FINANCIAL PLANNER OR CONSULTANT IS SENDING A PRE-CLEARANCE REQUEST ON BEHALF OF THE ACCESS PERSON, IT IS THE ACCESS PERSON'S RESPONSIBILITY TO ENSURE THAT:

          A. THE FINANCIAL PLANNER OR CONSULTANT IS FULLY AWARE OF WELLS CAPITAL'S PRE-CLEARANCE POLICY.

          B. PRE-CLEARANCE APPROVAL IS RECEIVED FROM COMPLIANCE PRIOR TO THE FINANCIAL PLANNER OR CONSULTANT EXECUTING THE TRADE.

          EXCEPTIONS CAN BE MADE ON A CASE-BY-CASE BASIS AND ARE SUBJECT TO EVALUATION AND APPROVAL BY THE CHIEF COMPLIANCE OFFICER.

     9. Why is it necessary for Access Persons to report Wellscap managed mutual fund transactions?

     THE SEC HAS ADOPTED A RULE THAT REQUIRES INVESTMENT ADVISERS TO ADOPT A CODE OF ETHICS WHICH REQUIRES REPORTING OF PERSONAL SECURITIES TRANSACTIONS INCLUDING MUTUAL FUND HOLDINGS AND TRANSACTIONS MANAGED BY THE ADVISER.

CODE OF ETHICS CHANGES                                                                     DATE
----------------------                                                                     ----
1. Section III.1 Pre-clearance                                                             4-8-05
   Access Persons must pre-clear personal transactions specified in Section III.5
   Pre-clearance requests must include # of shares and account number.
2. Section 111.3 Personal Security Transactions - Equity Fund Managers                     4-8-05
   Prior approval is require from the Chief Compliance Officer for common securities sold in personal accounts
3. Section III.5 Pre-Clearance and Reporting Requirements                                  4-8-05
   Addition of security type to pre-clearance and reporting table- private funds managed by Wellscap
4. Section IV.1 Restricted Securities                                                      4-8-05
   S&P500 stocks subject to same day blackout during execution of client trades